                             ARTICLES OF INCORPORATION

                                         OF

                                   NURESCELL INC.

          (PURSUANT TO THE GENERAL CORPORATION LAW OF THE STATE OF NEVADA)

================================================================================

     The undersigned, being the person hereinafter named as incorporator, for the purpose of establishing a corporation under the provisions and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes (hereinafter referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is

                                    Nurescell Inc.

     SECOND: The name and address of the resident agent of the Corporation is:

                    GKL Statutory Agent & Filing Services, Inc.
                        1100 East William Street, Suite 207
                             Carson City, Nevada 89701

     THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

     FOURTH: The corporation is authorized to issue two classes of shares to be designated Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of stock which the Corporation shall have authority to issue is 16,000,000 of which 15,000,000 shares shall be Common Stock, $.0001 par value and 1,000,000 shares shall be Preferred Stock, $.0001 par value, amounting in the aggregate to $1,600.

     The Board of Directors is authorized without further action by stockholders, subject to the limitations prescribed by law and the provisions of this Article Fourth, to provide for the issuance of the Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable laws of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each such series shall include, but shall not be limited to, the determination of the following:

                                     EXHIBIT 2.1
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               (a) the number of shares constituting that series and the
distinctive designation of that series;

               (b) the dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative priority, if any, of payment of dividends on shares of that series;

               (c) whether that series shall have voting rights, in addition to the voting rights expressly required by law, and, if so, the terms of such voting rights;

               (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events and the Board of Directors shall determine;

               (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the case of redemption, which amount may vary under different conditions and at different redemption dates;

               (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (g) the rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               (h) any other relative rights, preferences and limitations of that series.

          Unless the Board of Directors otherwise provides in the resolution establishing a series of Preferred Stock, upon repurchase by the Corporation, redemption or conversion, the shares of Preferred Stock shall revert to authorized but unissued shares and may be reissued as shares of any series of Preferred Stock.

          In case the stated dividends and the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably (a) in the payment of dividends, including cumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and (b) in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.

          The holders of Preferred Stock shall be entitled to receive when and as declared by the Board of Directors but only out of assets legally available for the payment of dividends, cash dividends at the annual rate for each series fixed by the Board of Directors at the time of the original authorization of the issue of the shares of such series.

     FIFTH: The governing board of the Corporation shall be styled as a "Board of Directors" and a member of the Board shall be styled as a Director.

     The number of members constituting the first Board of Directors of the corporation is one (1); and the name and the post office address of said member is as follows:


          NAME                               ADDRESS
          ----                               -------
     Adrian A. Joseph                   P.O. Box 3933
                                        Beverly Hills, CA 90212


     The number of directors of the corporation may be increased or decreased in the manner provided in the By Laws of the corporation; provided, that the number of directors shall never be less than one (1) nor more than five (5).

     SIXTH: The name and the post office address of the incorporator signing these Articles of Incorporation is as follows:


          NAME                               ADDRESS
          ----                               -------
     Eric I. Michelman                  2301 Dupont Dr., Ste. 530
                                        Irvine, California 92612


     SEVENTH: The Corporation shall have perpetual existence.

     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

     NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 12th day of May, 1998.


                                        /s/ Eric I. Michelman
                                        -----------------------------------
                                        Eric I. Michelman, Incorporator

                                                         J. PAUL DAINKO
                                        [SEAL]           COMM. #1149583
                                                    NOTARY PUBLIC-CALIFORNIA
                                                        ORANGE COUNTY
                                                  MY COMM. EXPIRES AUG. 2, 2001
STATE OF CALIFORNIA      )
                         ) SS.:
COUNTY OF ORANGE         )

     On this 12th day of May, 1998, personally appeared before me, a Notary Public in and for the State and County aforesaid, ERIC I. MICHELMAN, known to me and to be the person described in and who executed the foregoing Articles of Incorporation of Nurescell Inc., and who acknowledged to me that he executed this same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal, the day and year first above written.

                                                  /s/ J. PAUL DAINKO
                                             ------------------------------
                                                  Notary Public


                 J. PAUL DAINKO
[SEAL]           COMM. # 1149583
            NOTARY PUBLIC-CALIFORNIA
               ORANGE COUNTY
          MY COMM. EXPIRES AUG. 2, 2001

(Notarial Seal)

                               CERTIFICATE OF AMENDMENT

                                          TO

                              ARTICLES OF INCORPORATION

                                          OF

                                    NURESCELL INC.

                          (PURSUANT TO SECTION 78.390 OF
                       THE GENERAL CORPORATION LAW OF NEVADA)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     The undersigned, Adrian A. Joseph, being the President and Sharon Nitka, Secretary of Nurescell Inc. (the "Corporation") do hereby certify that:

     1. The Articles of Incorporation is hereby amended to increase the number of authorized shares of Common Stock of the by striking only the first paragraph of Article FOURTH in its entirety and replacing therefor:

               "FOURTH: The corporation is authorized to issue two classes of shares to be designated Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of stock which the Corporation shall have authority to issue is 51,000,000 of which 50,000,000 shares shall be Common Stock, $.0001 par value and 1,000,000 shares shall be Preferred Stock, $.0001 par value, amounting in the aggregate to $5,100."

     The remaining paragraphs of Article FOURTH to remain unaltered.

     2. The foregoing Amendment to the Articles of Incorporation was first authorized by the unanimous written consent of the Board of Directors pursuant to Section 78.315(2) of the General Corporation Law of Nevada.

     3. The foregoing Amendment to the Articles of Incorporation was authorized by the stockholders of the Corporation by the unanimous written consent of the stockholders of the Corporation's Common Stock in accordance with Section 78.320(2) of the General Corporation Law of Nevada.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 19th day of June, 1998 and DO HEREBY CERTIFY under the penalties of perjury, that facts stated in this Certificate of Amendment are true and correct and are of our own knowledge.

                                        /s/ Adrian A. Joseph
                                        -----------------------------------
                                        Adrian A. Joseph, President

                                        /s/ Sharon Nitka
                                        -----------------------------------
                                        Sharon Nitka, Secretary
STATE OF CALIFORNIA    )
                       ) SS.:
COUNTY OF LOS ANGELES  )

     On this 19th day of June, 1998, personally appeared before me, a Notary Public in and for the State and County aforesaid, ADRIAN A. JOSEPH, known to me and to be the person described in and who executed the foregoing Certificate of Amendment To Articles of Incorporation of Nurescell Inc., and who acknowledged to me that he executed this same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal, the day and year first above written.

             PATRICIA C. RANGEL
[SEAL]      COMMISSION # 1096089             /s/ Patricia C. Rangel
          NOTARY PUBLIC-CALIFORNIA           ------------------------------
             Los Angeles County              Notary Public
        MY COMM. EXPIRES APR 28, 2000

(Notarial Seal)

STATE OF CALIFORNIA    )
                       )SS.:
COUNTY OF LOS ANGELES  )

     On this 19th day of June, 1998, personally appeared before me, a Notary Public in and for the State and County aforesaid, SHARON NITKA, known to me and to be the person described in and who executed the foregoing Certificate of Amendment To Articles of Incorporation of Nurescell Inc., and who acknowledged to me that he executed this same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal, the day and year first above written.


             PATRICIA C. RANGEL
[SEAL]      COMMISSION # 1096089             /s/ Patricia C. Rangel
          NOTARY PUBLIC-CALIFORNIA           ------------------------------
              Los Angeles County             Notary Public
        MY COMM. EXPIRES APR 28, 2000

(Notarial Seal)